Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of Goldman Sachs Credit Income Fund of our report dated January 16, 2020, relating to the financial statement of Goldman Sachs Credit Income Fund, which appears in this Registration Statement. We also consent to the references to us under the headings “Auditors” and “Independent Registered Public Accounting Firms” in the Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 18, 2020